EXHIBIT 10.7

Kurt Warner,

Per the terms and conditions stated below, this letter when fully executed shall serve as the agreement (this “Agreement”) between Kurt Warner (“Warner”) and Gamer Pakistan, Inc. (“GAMR”) – and affiliated entities.

1.	This Agreement effective on the first of the month after completion of IPO and shall continue initially for 24 months, subject to the terms hereof.
2.	Warner shall provide certain mutually agreed upon services, which will be carried out pursuant to this Agreement in an effort to promote and support the Gamer Pakistan, Inc.
3.	GAMR may also be seeking Warner’s assistance as an Officer, Director, or other role in the future for GAMR (the specifics to be mutually agreed upon).
4.

A proper title shall be mutually agreed upon, along the lines of ‘Managing Director’ and/or ‘other’. The incumbent services related to such position shall be mutually agreed upon. During this time, Warner image and bio may be presented on the website and appear in various private and public offering documents, building value and increasing the credibility of the Company and Warner. All proposed uses by GAMR of Warner name, image and/or bio must be agreed to in advance.

5.	GAMR agrees to pay for all pre-approved reasonable expenses incurred while working on the Company’s behalf.
6.	GAMR and Warner have established an initial agreed upon Compensation Package of $5,000 per month for two years upon completion of the Initial Public Offering (IPO).
7.

Warner shall also be eligible to receive bonuses on business development deals such as sponsorship he is instrumental in and/or originates on behalf of GAMR, detailed in a separate mutually agreed upon agreement(s) or determined by the Board of Directors.

8.	Warner shall be an Independent Contractor with GAMR, and GAMR acknowledges that Warner will not be working with GAMR exclusively.
9.	Gamer Pakistan, Inc. (GAMR) agrees to pay invoices from time to time prior to the IPO assisting with Business & IPO Development work for Gamer Pakistan Inc., and executive support to CEO and others.

In the event a dispute should arise from this agreement that the parties are unable to resolve, the parties agree to binding arbitration in Orange County, CA with each paying his own costs and expenses.

TO ACCEPT THIS AGREEMENT, PLEASE SIGN IN THE APPROPRIATE SPACE BELOW.

Gamer Pakistan, Inc.		Agreed:

By:	/s/ James Knopf	By:	/s Kurt Warner
	James Knopf, CEO		Kurt Warner

	Dated: 02/07/2023		Dated: 02/07/2023